Exhibit 10.1

CORCEPT THERAPEUTICS INCORPORATED

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (“Agreement”) is made as of March 30, 2007 (the “Effective Date”), by and among Corcept Therapeutics Incorporated, a Delaware corporation (the “Company”), and each of those persons and entities, severally and not jointly, listed as a Purchaser on the Schedule of Purchasers attached as Exhibit A hereto. Such persons and entities are hereinafter collectively referred to herein as “Purchasers” and each individually as a “Purchaser”.

AGREEMENT

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and each Purchaser (severally and not jointly) hereby agree as follows:

SECTION 1. AUTHORIZATION OF SALE OF SHARES.

The Company has authorized the sale and issuance of 9,000,000 shares of its Common Stock, par value $0.001 per share (the “Common Stock”), on the terms and subject to the conditions set forth in this Agreement. The shares of Common Stock sold hereunder shall be referred to herein as the “Shares”.

SECTION 2. AGREEMENT TO SELL AND PURCHASE THE SHARES.

2.1   Sale of Shares. At the Closing (as defined in Section 3), the Company will sell to each Purchaser, and each Purchaser will purchase from the Company, at a purchase price of $1.00 per Share, the number of Shares set forth next to such Purchaser’s name on the Schedule of Purchasers.

2.2   Separate Agreement. Each Purchaser shall severally, and not jointly, be liable for only the purchase of the Shares that appear on Exhibit A hereto and that relate to such Purchaser. The Company’s agreement with each of the Purchasers is a separate agreement, and the sale of Shares to each of the Purchasers is a separate sale. The obligations of each Purchaser hereunder are expressly not conditioned on the purchase by any or all of the other Purchasers of the Shares such other Purchasers have agreed to purchase.

SECTION 3. CLOSING AND DELIVERY.

3.1   Closing. The Closing of the purchase and sale of the Shares pursuant to this Agreement (the “Closing”) shall be held on March 30, 2007 at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, or on such other date and place as may be agreed to by the Company and the Purchasers. At or prior to the Closing, each Purchaser shall execute any related agreements or other documents required to be executed hereunder, dated as of the date of the Closing (the “Closing Date”).

3.2   Delivery of the Shares at the Closing. At the Closing, the Company shall deliver to each Purchaser stock certificates registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the number of shares of Common Stock to be purchased by such Purchaser at the Closing as set forth in the Schedule of Purchasers against payment of the purchase price for such shares. The name(s) in which the stock certificates are to be issued to each Purchaser are set forth in the Investor Questionnaire and the Selling Stockholder Notice and Questionnaire in the form attached hereto as Appendix I and II (the “Investor Questionnaire” and the “Selling Stockholder Questionnaire”, respectively), as completed by each Purchaser, which shall be provided to the Company no later than ten (10) business days prior to the Closing.

SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

Except as set forth on the Schedule of Exceptions delivered to the Purchasers concurrently with the execution of this Agreement (the “Schedule of Exceptions”), the Company hereby represents and warrants as of the date hereof to, and covenants with, the Purchasers as follows:

4.1   Organization and Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, has full corporate power and authority to own or lease its properties and conduct its business as presently conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results or operations of the Company (a “Company Material Adverse Effect”). The Company has no subsidiaries or equity interest in any other entity.

4.2   Corporate Power; Authorization. The Company has all requisite corporate power, and has taken all requisite corporate action, to execute and deliver this Agreement, sell and issue the Shares and carry out and perform all of its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by equitable principles generally, including any specific performance, and (iii) as to those provisions of Section 8.3 relating to indemnity or contribution. The execution and delivery of this Agreement does not, and the performance of this Agreement and the compliance with the provisions hereof and the issuance, sale and delivery of the Shares by the Company will not conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of, the Certificate of Incorporation or Bylaws of the Company or any statute, law, rule (including federal and state securities laws and the rules and regulations of the NASDAQ Stock Market (the “Principal Market”)) applicable to the Company or regulation or any state or federal order, judgment or decree applicable to the Company or any indenture, mortgage, lease or other material agreement or instrument to which the Company is a party or any of its properties is subject.

4.3   Issuance and Delivery of the Shares. The Shares, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The issuance and delivery of the Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any liens or encumbrances. Assuming the accuracy of the representations made by each Purchaser in Section 5, the offer and issuance by the Company of the Shares is exempt from registration under the 1933 Act.

4.4   SEC Documents; Financial Statements. The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission (the “Commission”) under Sections 13, 14(a) and 15(d) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since becoming subject to the requirements of the Exchange Act. As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all documents filed by the Company with the Commission (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles consistently applied and fairly present the financial position of the Company at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

4.5   Capitalization. All of the Company’s outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive right or other rights to subscribe for or purchase securities. The authorized capital stock of the Company consists of 140,000,000 shares of common stock and 10,000,000 shares of undesignated Preferred Stock, none of which are issued and outstanding as of the Effective Date. As of the Effective Date, there are 25,731,766 shares of Common Stock issued and outstanding, of which no shares are owned by the Company. There are no other shares of any other class or series of capital stock of the Company issued or outstanding. The Company has no capital stock reserved for issuance, except that, as of the Effective Date, there are 1,809,686 shares of Common Stock reserved for issuance pursuant to options outstanding on such date pursuant to the Company’s 2000 Stock Option Plan and 2004 Equity Incentive Plan. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) (“Voting Debt”) of the Company issued and outstanding.  Except as stated above, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer, sell, redeem, purchase, repurchase or otherwise acquire or cause to be issued, transferred, sold, redeemed, purchased, repurchased or otherwise acquired any capital stock or Voting Debt of, or other equity interest in, the Company or securities or rights convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment.  The issuance of Common Stock or other securities pursuant to any provision of this Agreement will not give rise to any preemptive rights or rights of first refusal on behalf of any Person or result in the triggering of any anti-dilution or other similar rights. Except as disclosed in the SEC Documents, there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act. There are no securities or instruments containing anti-dilution provisions that will be triggered by the issuance of the Shares. The Company has made available upon request of the Purchasers, a true, correct and complete copy of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”).

4.6   Litigation. There is no pending or, to the Company’s knowledge, threatened, action, suit or other proceeding to which the Company is a party or to which its property or assets are subject.

4.7   Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for (a) compliance with the securities and blue sky laws in the states and other jurisdictions in which shares of Common Stock are offered and/or sold, which compliance will be effected in accordance with such laws, and (b) the filing of a registration statement and all amendments thereto with the Commission as contemplated by Section 8.1 of this Agreement.

4.8   No Material Adverse Change. Since September 30, 2006, except as disclosed in the SEC Documents, there have not been any changes in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements for the quarter ended September 30, 2006 except changes which have not had, either individually or in the aggregate, a Company Material Adverse Effect.

4.9   No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) in connection with the offer or sale of the Shares.

4.10   No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Shares under the 1933 Act or cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market.

4.11   Sarbanes-Oxley Act. To the knowledge of the executive officers of the Company, the Company is in material compliance with the requirements of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Company as of the date hereof, and the rules and regulations promulgated by the SEC thereunder that are effective and applicable to the Company as of the date hereof.

4.12   Patents and Trademarks. To the knowledge of the executive officers of the Company, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Documents and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Except as set forth in the SEC Documents, neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person.  Except as set forth in the SEC Documents, to the knowledge of the executive officers of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

4.13   Listing and Maintenance Requirements. Except as specified in the SEC Documents and the Schedule of Exceptions, the Company has not, in the two years preceding the date hereof, received notice from the Principal Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof.  Except as disclosed in the SEC Documents and the Schedule of Exceptions, the Company is in compliance with the listing and maintenance requirements for continued listing of the Common Stock. The issuance and sale of the Shares under this Agreement does not contravene the rules and regulations of the Principal Market and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Purchasers the Shares.

4.14   Disclosure. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.  To the knowledge of the executive officers of the Company, all due diligence materials regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company to the Purchasers upon their request are, when taken together with the SEC Documents, true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.

5.1   Each Purchaser, severally and not jointly, represents and warrants to and covenants with the Company that:

(a)   Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Shares contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information Purchaser deems relevant (including the SEC Documents) in making an informed decision to purchase the Shares.

(b)   Purchaser is acquiring the Shares pursuant to this Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares, except in compliance with Section 5.1(c).

(c)   Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

(d)   Purchaser has, in connection with its decision to purchase the Shares, relied with respect to the Company and its affairs solely upon the SEC Documents and the representations and warranties of the Company contained herein.

(e)   Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or a Qualified Institutional Buyer within the meaning of Rule 144A promulgated under the Securities Act.

(f)   Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement by Purchaser, this Agreement shall constitute a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by equitable principles generally, including any specific performance, and (iii) as to those provisions of Section 8.3 relating to indemnity or contribution.

(g)   Purchaser is not a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (a “registered broker-dealer”) and is not affiliated with a registered broker dealer. Purchaser is not party to any agreement for distribution of the Shares.

(h)   The Purchaser shall have completed or caused to be completed and delivered to the Company at no later than 10 business days prior to the Closing Date, the Investor Questionnaire and the Selling Stockholder Questionnaire for use in preparation of the Registration Statement, and the answers to the Questionnaires are true and correct in all material respects as of the date of this Agreement and will be true and correct as of the Closing Date and the effective date of the Registration Statement; provided that the Purchasers shall be entitled to update such information by providing notice thereof to the Company before the effective date of such Registration Statement.

5.2   Purchaser represents, warrants and covenants to the Company that Purchaser has not, either directly or indirectly through an affiliate, agent or representative of the Company, engaged in any transaction in the Securities of the Company subsequent to October 15, 2006. Purchaser represents and warrants to and covenants with the Company that Purchaser has not engaged and will not engage in any short sales of the Company’s Common Stock prior to the effectiveness of the Registration Statement (either directly or indirectly through an affiliate, agent or representative).

5.3   Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

5.4   Legends. It is understood that the Shares may bear one or more legends in substantially the following form and substance:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT UPON SATISFACTION OF CERTAIN CONDITIONS, WHICH ARE SET FORTH IN THAT CERTAIN COMMON STOCK PURCHASE AGREEMENT DATED MARCH 30, 2007, WHICH ALSO CONTAINS VARIOUS OTHER PROVISIONS AFFECTING THESE SECURITIES, BINDING UPON TRANSFEREES HEREOF. INFORMATION CONCERNING THESE RESTRICTIONS AND PROVISIONS MAY BE OBTAINED FROM THE CORPORATION OR ITS LEGAL COUNSEL.”

In addition stock certificates representing the Shares may contain:

(a)   Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations.

(b)   Any legend required by the blue sky laws of any other state to the extent such laws are applicable to the sale of the Shares hereunder.

5.5   Restricted Securities. Purchaser understands that the Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is familiar with Commission Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

SECTION 6. CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING.

The Company’s obligation to complete the sale and issuance of the Shares and deliver shares of Common Stock to each Purchaser, individually, as set forth in the Schedule of Purchasers shall be subject to the following conditions to the extent not waived by the Company:

6.1   Receipt of Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Shares being purchased by such Purchaser at the Closing as set forth in the Schedule of Purchasers.

6.2   Representations and Warranties. The representations and warranties made by such Purchaser in Section 5 hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date.

SECTION 7. CONDITIONS TO PURCHASERS’ OBLIGATIONS AT THE CLOSING.

Each Purchaser’s obligation to accept delivery of the Shares and to pay for the Shares shall be subject to the following conditions to the extent not waived by such Purchaser:

7.1   Representations and Warranties Correct. The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects when made and any failure of such representations and warranties to be true and correct in all material respects after the date hereof shall not have resulted in a Company Material Adverse Effect as of the Closing Date.

7.2   Compliance Certificate. Each Purchaser shall have received a certificate signed by an officer of the Company certifying to the fulfillment of the conditions set forth in Section 7.

SECTION 8. REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES ACT.

8.1   Registration Procedures and Expenses. The Company is obligated to do the following:

(a)   The Company shall use its commercially reasonable efforts to prepare and file with the Commission, not later than the second business day after the date on which the Company files its annual report on Form 10-K for its fiscal year ending December 31, 2006 with the SEC, a registration statement on Form S-3 (or such other registration form that the Company may then be eligible to use) in order to register with the Commission the resale by the Purchasers, from time to time, of the Shares through Nasdaq or the facilities of any national securities exchange on which the Company’s Common Stock is then traded, or in privately-negotiated transactions (a “Registration Statement”). The Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective as soon thereafter as reasonably practicable.

(b)   If such a Registration Statement has been filed, the Company shall use its commercially reasonable efforts to prepare and file with the Commission (i) such amendments and supplements to the Registration Statement and the prospectus used in connection therewith, (ii) such SEC reports and (iii) such other filings required by the Commission, in each case as may be necessary to keep the Registration Statement effective and not misleading until the earliest of (A) the second anniversary date of the Closing Date, or (B) such time as all of the Shares held by the Purchasers can be sold within a given three-month period pursuant to Rule 144 under the Securities Act. Notwithstanding the foregoing, following the effectiveness of the Registration Statement, the Company may, at any time, suspend the effectiveness of the Registration Statement for up to 60 days, as appropriate (a “Suspension Period”), by giving notice to the Purchasers, if the Company shall have determined that the Company may be required to disclose any material corporate development. Notwithstanding the foregoing, the Company may not suspend the effectiveness of the Registration Statement more than twice during any twelve-month period. Each Purchaser agrees that, upon receipt of any notice from the Company of a Suspension Period, such Purchaser will not sell any Shares pursuant to the Registration Statement until (i) such Purchaser is advised in writing by the Company that the use of the applicable prospectus may be resumed, (ii) such Purchaser has received copies of any additional or supplemental or amended prospectus, if applicable, and (iii) such Purchaser has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

(c)   In order to facilitate the public sale or other disposition of all or any of the Shares by each Purchaser, the Company shall furnish to each Purchaser with respect to the Shares registered under the Registration Statement such number of copies of prospectuses, prospectus supplements and preliminary prospectuses as such Purchaser reasonably requests in conformity with the requirements of the Securities Act.

(d)   The Company shall file any documents required of the Company for normal blue sky clearance in states specified in writing by each Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

(e)   Other than fees and expenses, if any, of counsel or other advisers to the Purchasers, which fees and expenses shall be borne by the Purchasers, the Company shall bear all expenses (exclusive of any brokerage fees, underwriting discounts and commissions) in connection with the procedures in paragraphs (a) through (d) of this Section 8.1.

(f)   With a view to making available to the Purchasers the benefits of Rule 144 promulgated under the Securities Act (“Rule 144”) and any other rule or regulation of the Commission that may at any time permit a Purchaser to sell Shares to the public without registration or pursuant to registration, the Company covenants and agrees to use its commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the second anniversary of the Closing Date or (B) such date as all of the Shares shall have been resold; (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to any Purchaser upon request, as long as the Purchaser owns any Shares, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other information as may be reasonably requested in order to avail any Purchaser of any rule or regulation of the Commission that permits the selling of any such Shares without registration under the Securities Act.

8.2   Transfer of Shares After Registration. Each Purchaser agrees that such Purchaser will not effect any disposition of the Shares that would constitute a sale within the meaning of the Securities Act, except:

(a)   pursuant to the Registration Statement, in which case such Purchaser shall submit the certificates evidencing the Shares to the Company’s transfer agent, accompanied by a separate certificate executed by such Purchaser or by an officer of, or other authorized person designated by, such Purchaser, to the effect that (A) the Shares have been sold in accordance with the Registration Statement and (B) the requirement of delivering a current prospectus has been satisfied; or

(b)   in a transaction exempt from registration under the Securities Act, in which case such Purchaser shall, prior to effecting such disposition, submit to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that the proposed transaction is in compliance with the Securities Act.

8.3   Indemnification. As used in this Section 8.3 the following terms shall have the following respective meanings:

(a)   “Selling Stockholder” shall mean a Purchaser of Shares under this Agreement and any transferee of such a Purchaser who is entitled to resell Shares pursuant to the Registration Statement;

(b)   “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 8.1; and

(c)   “Untrue Statement” shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any Untrue Statement on or after the effective date of the Registration Statement, or on or after the date of any prospectus or prospectus supplement or the date of any sale by Purchaser thereunder, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable to such Selling Stockholder in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an Untrue Statement made in such Registration Statement in reliance upon and in conformity with information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement, or the failure of such Selling Stockholder to comply with the covenants and agreements contained in Section 8.1 or 8.2 hereof respecting sale of the Shares or any statement or omission in any Prospectus that is corrected in any subsequent prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder.

Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure to comply with the covenants and agreements contained in Section 8.1 or 8.2 hereof respecting sale of the Shares, or any Untrue Statement contained in the Registration Statement on or after the effective date thereof, or in any prospectus supplement as of its issue date or date of any sale by Purchaser thereunder, if such Untrue Statement was made in reliance upon and in conformity with information furnished by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, and such Purchaser will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 8.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties.

8.4   Termination of Conditions and Obligations. The conditions precedent imposed by Section 5 or this Section 8 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

8.5   Information Available. So long as the Registration Statement is effective covering the resale of Shares owned by the Purchasers, the Company will furnish to the Purchasers, upon the reasonable request of any Purchaser, an adequate number of copies of the prospectuses and supplements to supply to any other party requiring such prospectuses.

8.6   Plan of Distribution. Each Purchaser agrees to distribute the Shares in compliance with the plan of distribution set forth in the Registration Statement.

SECTION 9. BROKER’S FEE.

The Company and each Purchaser (severally and not jointly) hereby represent that there are no brokers or finders entitled to compensation in connection with the sale of the Shares, and shall indemnify each other for any such fees for which they are responsible.

SECTION 10. NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile transmission, or when so received in the case of mail or courier, and addressed as follows:

(a)   if to the Company, to:

Corcept Therapeutics Incorporated
149 Commonwealth Drive
Menlo Park, California 94025
Attention: Chief Executive Officer
Facsimile: (650) 327-3218

with a copy so mailed to:

Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
Attention: Alan C. Mendelson
Facsimile: (650) 463-2600

or to such other person at such other place as the Company shall designate to the Purchasers in writing; and

(b)   if to the Purchasers, at the address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 11. MISCELLANEOUS.

11.1   Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and holders of at least a majority of the Shares (including, for such purpose, only those Shares not resold under the Registration Statement).

11.2   Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

11.3   Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11.4   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts entered into and performed entirely in California by California residents, without regard to conflicts of law principles.

11.5   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

11.6   Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

11.7   Entire Agreement. This Agreement and other documents delivered pursuant hereto, including the exhibit and the Schedule of Exceptions, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

11.8   Payment of Fees and Expenses. Each of the Company and the Purchasers shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

CORCEPT THERAPEUTICS INCORPORATED

By:	/s/ Fred Kurland
Name:	Fred Kurland
Title:	Chief Financial Officer

[Signature pages follow]
PURCHASERS:

Judith E. Cook and Joseph C. Cook, Jr., JTWROS By: /s/ Judith E. Cook Judith E. Cook By: /s/ Joseph C. Cook, Jr. Joseph C. Cook, Jr.	Farview Management, Co. L.P. A Texas Limited Partnership By: /s/ Joseph C. Cook, Jr. Joseph C. Cook, Jr. General Partner
The David L. Mahoney and Winnifred C. Ellis 1998 Family Trust By: /s/ David L. Mahoney David L. Mahoney Trustee	The Schatzberg Family Trust By: /s/ Alan Schatzberg Alan Schatzberg
James N. & Pamela Wilson Trust By: /s/ James N. Wilson James N. Wilson General Partner	Wilson Family Partnership By: /s/ James N. Wilson James N. Wilson Trustee
Anthony C. Garland By: /s/ Anthony C. Garland Anthony C. Garland	Paperboy Ventures LLC By: /s/ Anthony C. Garland Anthony C. Garland Chief Financial Officer
VP Company Investments, 2004 LLC By: /s/ Alan Mendelson Alan Mendelson Managing Member	Mendelson Family Trust By: /s/ Alan Mendelson Alan Mendelson Trustee
Peter Hecht By: /s/ Peter Hecht Peter Hecht	Vaughn D. Bryson By: /s/ Vaughn Bryson Vaughn Bryson
Daniel M. Bradbury By: /s/ Daniel M. Bradbury Daniel M. Bradbury	Douglas G. & Irene E. DeVivo Revocable Trust dated 11/1/88 By: /s/ Douglas G. DeVivo Douglas G. DeVivo Trustee
James A. and Zo P. Harper Joint Tenants with Right of Survivorship By: /s/ Zo. P. Harper Zo P. Harper By: /s/James A. Harper James A. Harper	Black Point Group LP By: /s/ Benjamin Shaw Benjamin Shaw Manager
James Coyne King
By: /s/ James Coyne King
     James Coyne King

Sutter Hill Entrepreneurs Fund (AI), L.P.
By: /s/ G. Leonard Baker, Jr.
     G. Leonard Baker, Jr.
     Managing Director of the General Partner

Sutter Hill Entrepreneurs Fund (QP), L.P.
By: /s/ G. Leonard Baker, Jr.
     G. Leonard Baker, Jr.
     Managing Director of the General Partner

Alta BioPharma Partners II, L.P.
By: /s/ Jean Deleage
     Jean Deleage
     Managing Director

Alta Embarcadero BioPharma Partners II, LLC
By: /s/ Jean Deleage
     Jean Deleage
     Managing Director

Sutter Hill Ventures, A California Limited Partnership
By: /s/ G. Leonard Baker
     G. Leonard Baker
     Managing Director of the General Partner

David L. Anderson, Trustee of The Anderson Living Trust U/A/D 1/22/98 By: /s/ David L. Anderson David L. Anderson Trustee Anvest, L.P. By: /s/ David L. Anderson David L. Anderson General Partner
G. Leonard Baker, Jr. and Mary Anne Baker, Co-Trustees of
The Baker Revocable Trust U/A/D 2/3/03
By: /s/ G. Leonard Baker, Jr.
     G. Leonard Baker, Jr.
     Trustee

Saunders Holdings, L.P.
By: /s/ G. Leonard Baker, Jr.
     G. Leonard Baker, Jr.
     General Partner

William H. Younger, Jr., Trustee of
The Younger Living Trust U/A/D 1/20/95
By: /s/ William H. Younger, Jr.
     William H. Younger, Jr.
     Trustee

Gregory P. and Sarah J.D. Sands Trust Agreement Dated 2/24/99
By: /s/ Gregory P. Sands
     Gregory P. Sands
     Trustee

The Coxe Revocable Trust U/A/D 4/23/98 By: /s/ Tench Coxe Tench Coxe Trustee Tallack Partners, L.P. By: /s/ James C. Gaither * James C. Gaither * signed by David E. Sweet Under Power of Attorney
James N. White and Patricia A. O’Brien, Trustees of The White Family Trust U/A/D 4/3/97
By: /s/ James N. White
     James N. White
     Trustee

Ronald Daniel Bernal and Pamela Mayer Bernal as Trustees of The Bernal Family Trust U/D/T 11/3/1995
By: /s/ Ronald D. Bernal*
     Ronald D. Bernal
* signed by David E. Sweet Under Power of Attorney

Jeffrey W. and Christina R. Bird Trust Agreement Dated 10/31/00
By: Jeffrey W. Bird
     Jeffrey W. Bird
     Trustee

David E. Sweet and Robin T. Sweet as Trustees of
The David and Robin Sweet Living Trust Dated 7/6/04
By: /s/ David E. Sweet
     David E. Sweet
     Trustee

Sheryl Wiley Casella, Trustee of
Sheryl Wiley Casella Revocable Trust Dated 5/8/06
By: /s/ Sheryl Wiley Casella*
     Sheryl Wiley Casella
* signed by David E. Sweet Under Power of Attorney

Patricia Tom
By: /s/ Patricia Tom
     Patricia Tom

Robert Yin and Lily Yin as Trustees of Yin Family Trust
Dated March 1, 1997
By: /s/ Robert Yin
     Robert Yin
     Trustee

Lynne B. Graw
By: /s/ Lynne B. Graw*
     Lynne B. Graw
*signed by David E. Sweet Under Power of Attorney

Michael I. Naar and Diane J. Naar as Trustees of
Naar Family Trust U/A/D 12/22/94
By: /s/ Diane J. Naar
     Diane J. Naar
     Trustee

EXHIBIT A
SCHEDULE OF PURCHASERS
Name and Address	Number of Shares	Aggregate Purchase Price

Judith E. Cook and Joseph C. Cook, Jr., JTWROS 1600 Divison Street, Suite 630 Nashville, TN 37203	300,000	$300,000

Farview Management Co. L.P. a Texas Limited Partnership 1600 Division Street, Suite 630 Nashville, TN 37203-2755	300,000	$300,000

The David L. Mahoney and Winnifred C. Ellis 1998 Family Trust Pier 5, Suite 102 San Francisco, CA 94111	200,000	$200,000

The Schatzberg Family Trust c/o Cambridge Trust Company 1336 Massachusetts Avenue Cambridge, MA 02138 attn: David G. Strachan, Jr.	50,000	$50,000

James N. & Pamela Wilson Trust 26045 Bentley Court Los Altos Hills, CA 94022	300,000	$300,000

Wilson Family Partnership 26045 Bentley Court Los Altos Hills, CA 94022	60,000	$60,000

Anthony C. Garland 1875 K Street NW, Suite 700 Washington, DC 20006	100,000	$100,000

Paperboy Ventures LLC 1875 K Street NW, Suite 700 Washington, DC 20006	4,250,000	$4,250,000

VP Company Investments, 2004 LLC 140 Scott Drive Menlo Park, CA 94025	25,000	$25,000

Mendelson Family Trust 76 De Bell Drive Atherton, CA 94027	25,000	$25,000

Name and Address	Number of Shares	Aggregate Purchase Price

Peter Hecht 320 Bent Street Cambridge, MA 02142	100,000	$100,000

Vaughn D. Bryson 719 Grove Place Vero Beach, FL 32963	100,000	$100,000

Daniel M. Bradbury 9360 Town Center Drive San Diego, CA 92121	50,000	$50,000

Douglas G. & Irene E. DeVivo Revocable Trust dated 11/1/88 40 Laburnum Road Atherton, CA 94027	100,000	$100,000

James A, and Zo P. Harper Joint Tenants with Right of Survivorship 2222 Cedar Elm Terrace Westlake, TX 76262	50,000	$50,000

Black Point Group LP 100 Fore Street Portland, ME 04101	100,000	$100,000

James Coyne King 1 Beacon Street, 21st Floor Boston, MA 02108	50,000	$50,000

Alta BioPharma Partners II, L.P.	1,446,777	$1,446,777

Alta Embarcadero BioPharma Partners II, LLC	53,223	$53,223

Sutter Hill Ventures, A California Limited Partnership	791,347	$791,347

Sutter Hill Entrepreneurs Fund (AI), L.P.	6,851	$6,851

Sutter Hill Entrepreneurs Fund (QP), L.P.	17,345	$17,345

Name and Address	Number of Shares	Aggregate Purchase Price

David L. Anderson, Trustee of The Anderson Living Trust U/A/D 1/22/98	54,325	$54,325

David L. Anderson, General Partner Anvest, L.P.	54,325	$54,325

G. Leonard Baker, Jr. and Mary Anne Baker, Co-Trustees of The Baker Revocable Trust U/A/D 2/3/03	71,996	$71,996

G. Leonard Baker, Jr., General Partner Saunders Holdings, L.P.	82,310	$82,310

William H. Younger, Jr., Trustee of The Younger Living Trust U/A/D 1/20/95	99,294	$99,294

Tench Coxe and Simone Otus Coxe, Co-Trustees of The Coxe Revocable Trust U/A/D 4/23/98	116,444	$116,444

Gregory P. Sands and Sarah J.D. Sands as Trustees of Gregory P. and Sarah J.D. Sands Trust Agreement Dated 2/24/99	11,659	$11,659

James C. Gaither, General Partner Tallack Partners, L.P.	13,998	$13,998

James N. White and Patricia A. O'Brien as Trustees of The White Family Trust U/A/D 4/3/97	5,133	$5,133

Jeffrey W. Bird and Christina R. Bird as Trustees of Jeffrey W. and Christina R. Bird Trust Agreement Dated 10/31/00	2,602	$2,602

Ronald Daniel Bernal and Pamela Mayer Bernal as Trustees of Bernal Family Trust U/D/T 11/3/1995	2,748	$2,748

David E. Sweet and Robin T. Sweet as Trustees of The David and Robin Sweet Living Trust Dated 7/6/04	4,801	$4,801

Name and Address	Number of Shares	Aggregate Purchase Price

Sherryl Wiley Casella, Trustee of Sheryl Wiley Casella Revocable Trust Dated 5/8/06	3,009	$3,009

Lynne B. Graw	826	$826

Michael I. Naar and Diane J. Naar as Trustees of Naar Family Trust U/A/D 12/22/94	116	$116

Patricia Tom	593	$593

Robert Yin and Lily Yin as Trustees of Yin Family Trust Dated March 1, 1997	278	$278

Total	9,000,000	$9,000,000